BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
CORPORATE SPEAKERS:
Robin L. Oliver
BayFirst Financial; President, Chief Operating Officer
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
Thomas G. Zernick
BayFirst Financial; Chief Executive Officer and Director
ANALYSTS:
Ian Green
Pendragon Capital
Julienne Cassarino
Sycamore Analytics
Ross Haberman
RLH Investments, LLC
Unknown Analyst
GTF Capital Management

PRESENTATION
Operator
Good morning, ladies and gentlemen, and welcome to the BayFirst Financial Corp. Q3 2025 Conference Call and webcast. This call is being recorded on Friday, October 31, 2025. I would now like to turn the conference over to CEO, Tom Zernick. Please go ahead.
Thomas G. Zernick
CEO & Director
Thank you, Joanna. Good morning, and thank you for joining our call today. Once again with me is Robin Oliver, our President and Chief Operating Officer; and Scott McKim, our Chief Financial Officer. Today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary clause on forward-looking statements contained on Page 2 of the investor presentation. At the start of the year, management and the Board initiated a comprehensive strategic review of the bank's business model to chart a new path forward that holds true to our mission as a community bank.
Today, we are reporting on the culmination of our work to derisk the balance sheet and position our community bank for long-term sustainable growth and enhanced shareholder value. For over a decade, the bank's SBA 7(a) business has provided revenue to help build our 12 branch network, which drives tremendous franchise value. At the same time, this line of business outgrew our community bank model and as reflected in this year's results, brought material risk that led to operating losses. In September, we reported BayFirst would exit SBA 7(a) lending and that we had signed a definitive agreement to sell a large portion of our SBA 7(a) portfolio to Banesco USA. Furthermore, the majority of our SBA 7(a) staff would be offered positions with Banesco USA's SBA lending team.
I should note that we expect to close this transaction later in the quarter. However, the current federal government shutdown has generated some delays. While managing this transition, the BayFirst team

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
continues to prioritize our community banking mission by delivering excellent service to our customers across the Tampa Bay and Sarasota markets. Our focus remains firmly on what matters most, being the premier community bank in Tampa Bay. That means building real relationships with local individuals, families and small businesses through reliable checking and savings accounts. These connections give us a solid, stable funding foundation while strengthening our footprint throughout Tampa Bay's dynamic market. And today, more than 84% of our deposits are insured. This relationship-driven strategy helps us to deliver sustainable growth while maintaining the disciplined risk management and operational efficiency central to our long-term value creation.
Scott will elaborate on the restructuring charge and the accounting impacts related to the portfolio sale to Banesco USA, and Robin will discuss changes to our senior leadership, which align with the focus I have previously shared. But first, I want to emphasize that though profitability has not met expectations, we are building a stronger, more resilient organization. Once restructuring is complete, we expect to return to profitability with the goal of positive return on assets of 40 to 70 basis points in 2026 with continued improvement in later years. Additionally, we will continue resolving nonperforming loans and improving credit quality. With strong market opportunities and operational capabilities, we remain focused on executing our strategy and delivering long-term shareholder value. To that end, we have made some important but difficult decisions regarding staff levels, span of control and legacy costs related to our SBA 7(a) lending business and technology platform.
I am confident our actions will allow us to create a stronger, more stable BayFirst. I also want to share some encouraging metrics, all of which will be sustainable as we move away from relying on gain on sale revenue, which has historically contributed to most of our earnings. We expect lower net charge- offs following the reduction of unguaranteed SBA 7(a) loans on the balance sheet. While our net interest margin dipped this quarter, the decrease was related to one-time items. We will be closer to the 4% target, which we mentioned previously, which is achieved through lower deposit costs and appropriately priced consumer and commercial loans originated across the Tampa Bay market. Now I will pass the microphone to Scott McKim, our CFO, to provide an overview of our financial performance.
Scott J. McKim
Executive VP & CFO
Thank you, Tom. Good morning, everyone. We are reporting a net loss of $18.9 million in the third quarter. This compares to the net loss of $1.2 million reported in the second quarter. During the third quarter, we recorded a restructuring charge of $7.3 million plus the lower of cost or market adjustment on the loan portfolio being sold to Banesco USA, an increase to our allowance for credit losses and a handful of other extraordinary items. The restructuring charge includes $2.9 million to write off assets and prepaid expenses related to the SBA 7(a) lending business. Also $3.9 million in personnel-specific costs, including the termination of the company's ESOP plan and about $0.5 million of conversion and deal costs. We previously reported that the portfolio sale was priced at 97%. The discount on the portfolio is $5.1 million, including fair value adjustments, recognition of deferred costs and premium discounts and, of course, the 3% stated discount.
This impact is seen in noninterest income for this quarter. I will also note that our allowance for credit losses was reduced by $800,000 in recognizing that these loans are being moved to held for sale. While it is not part of the restructuring charge, we also recorded and accrued $1.9 million of disallowed interest overpayments from the SBA during the quarter. Loans held for investment, therefore, did decrease by

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
$127.1 million or 11.3% during the third quarter of 2025 to end at $998.7 million and decreased $43.8 million or 4.2% over the past year.
During the quarter, $97 million of loans were transferred to held for sale and subsequently marked to the lower of cost or market, as I noted a moment ago. Total deposit balances increased $7.7 million or 0.7% during the third quarter of 2025 and increased by $59.3 million or 5.3% over the past year to $1.17 billion. The increase in deposits during the quarter was primarily due to an increase in time deposits of$53 million and is partially offset by decreases in noninterest-bearing accounts of $3.8 million, interest- bearing transaction account balances of $27.9 million and savings and money market account balances of $13.7 million.
Furthermore, as Tom mentioned, more than 84% of the bank's deposits were insured by FDIC on September 30, 2025. Shareholders' equity at quarter end was $89.7 million and is $12.6 million lower than the end of the second quarter -- or the third quarter of 2024. Net accumulated other comprehensive loss decreased by $300,000 during the quarter, ending at $2.1 million. Tangible book value decreased this quarter to $17.90 per share from $22.30 per share at the end of the second quarter. As Tom mentioned, our net interest margin was down 45 basis points to 3.61% in the third quarter. Net interest income was
$11.3 million in the third quarter, down $1 million compared to the second quarter and up $9.4 million from the year ago quarter. During this quarter, the bank wrote off $400,000 of unamortized premiums related to 1 USDA guaranteed loan, which was liquidated during the quarter.
Furthermore, $600,000 of interest was reversed for loans moved to nonaccrual status during the quarter. Outside of these one-time adjustments, net interest income would have been flat to the second quarter number. Noninterest income was a negative $1 million for the third quarter of 2025, which is a decrease from $10.8 million in the second quarter and a decrease from $11.7 million in the third quarter of 2024. The third quarter decrease is primarily from the decrease of gains on the sale of SBA 7(a) government- guaranteed loans. Notably, with the exit of the SBA 7(a) lending business, revenue from the gains on sale of government-guaranteed loans will no longer impact noninterest income as it has in prior periods. Tom alluded to this earlier.
Noninterest expense was $25.2 million, an increase of $7.7 million compared to the second quarter. Nearly all of this increase is related to the $7.3 million, which is the restructuring charge that I spoke about a moment ago. Loan origination and collection expense was also $700,000 higher in the third quarter, and that was offset by lower salaries and benefits, including commissions and incentives. Provision for credit losses was $10.9 million in the third quarter compared to $7.3 million in the second quarter and $3.1 million in the year ago quarter. Net charge-offs, primarily from unguaranteed SBA 7(a) balances were $3.3 million, which was down $3.5 million compared to the second quarter. Excluding the $800,000 reduction in the ACL for the loans that were transferred to held for sale, the remaining increase in provision is primarily for retained unguaranteed SBA 7(a) balances. Annualized net charge-offs as a percentage of average loans held for investment at amortized costs were 1.24% in the third quarter. That was down from 2.6% in the second quarter and up just slightly from 1.16% in the third quarter of 2024.
Nonperforming assets were 1.97% of total assets on September 30th compared to 1.79% at June 30th, 2025, and 1.38% at September 30th last year. Nonperforming assets, excluding government-guaranteed loan balances were 1.21% of total assets as of September 30, 2025, compared to 1.12% as of June 30, 2025, and 0.88% on September 30, 2024. The ratio of allowance to credit losses to total loans held for investment at amortized cost was 2.61% at September 30, 2025. That compares to 1.65% as of June 30, 2025, and 1.7% on September 30 of last year. The ratio of ACL to total loans held for investment at amortized cost, excluding government-guaranteed loan balances was 2.78% September 30 of this year, 1.85% in June of this year and 1.70% in September 30 of last year.

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
At this time, I will turn the call over to Robin to make some additional comments about staffing changes.
Robin L. Oliver
President, COO & Director
Thank you, Scott. First, I'd like to comment a bit more on our efforts around asset quality. Throughout this year, we have worked to strengthen credit administration practices to ensure the timely identification of problem credits as well as ensuring those same problem credits are resolved as quickly as possible.
Management has worked to tighten credit underwriting in all areas of the loan portfolio and in an effort to ensure all loans are properly risk rated and accounted for, management hired consultants and other third parties in the third quarter to assist in reviewing the portfolio to take an aggressive stance on recognizing all potential problem loans. This effort did increase our nonperforming and classified loans as well as our allowance for credit losses, as Scott reported.
As we move forward into 2026, the goal will be the continual reduction of nonperforming and classified credits to bring these balances closer in line to peers. The overall wind down of the SBA loan portfolio, the potential sales of additional SBA unguaranteed balances and the continued aggressive workout of problem loans is expected to improve asset quality in the coming quarters without significant additional provision for credit losses being necessary. As Tom mentioned, I also want to touch on some leadership changes.
First, Tom Quale has served as the bank's Sarasota market leader for the past several years. Tom is a veteran banker with over 40 years of experience, and he will be retiring in December. Succeeding Tom is Samantha Hill. Sam, as she likes to be called, joined BayFirst over a year ago and brings a wealth of knowledge in the commercial and community banking space. Tom and Sam have been working together and will complete their transition plan over the coming weeks. I also want to announce that Adam Curtis, who has been serving as our Pinellas County market leader, has assumed the leadership role in Tampa as well. Adam has added the 2 Tampa branches to his team and will also take over as Chief Lending Officer upon Tom Quale's retirement. Adam is well known throughout both markets and has a great team of branch managers and business bankers.
Finally, I want to note that Brandi Jaber's title is now Chief Administrative Officer. Previously, Brandi was focused on loan production operations. And with our restructuring efforts, she will now manage a few operational areas and importantly, the Banesco USA transition project. Brandi's historical knowledge of our SBA 7(a) lending business makes her the perfect leader for this important project. And that concludes the comments I have, and I will turn it back to Tom for his final thoughts.
Thomas G. Zernick
CEO & Director
Thank you, Robin. Our Board of Directors and leadership team are committed to driving resilience and innovation as we position the company for long-term success and enhance shareholder value. We are confident that these efforts will better align the company and our bank with the demands of a dynamic banking landscape. We remain optimistic about the road ahead. Thank you.
Robin L. Oliver
President, COO & Director
At this time, we'd like to turn it over for questions.

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call

QUESTIONS AND ANSWERS
Operator
[Operator Instructions] The first question comes from Ross Haberman at RLH Investments.
Ross Haberman
RLH Investments, LLC
Good morning. Thank you for taking my call. I have 2 quick questions. You said you did not sell all of the SBA portfolio. How much did you hold back? How are you servicing them? And why don't you sell the whole thing?
Scott J. McKim
Executive VP & CFO
Hey Ross. Good morning I can answer that quickly for you. Our anticipation is, and I stress this is a forecast, is that on the end of December, so this would be post closing the transaction, the bank would still have about $167 million of unguaranteed SBA 7(a) loan balances. So we are still working on selling the remainder of that portfolio. The transaction that we announced previously, that was the amount of balances that Banesco USA wished to buy. And we continue to look for other parties to continue to try to market and sell that portfolio down. As far as servicing it, ultimately, Banesco will be operating as the servicer for all of the loans that are in our SBA portfolio for us. And at that point, really, it's -- the best part of that is that a good chunk of our people who have been servicing that portfolio on our behalf will move over. And so there really should be a good level of continuity between the two.
Ross Haberman
Rlh Investments, LLC
What, refresh my memory, what kind of reserve or allowance did you sell the bulk of - or cents on the dollar, did you sell the bulk of the SBAs for? And will you have to take a bigger reserve or allowance for this last $167 million?
Scott J. McKim
Executive VP & CFO
The portfolio sale that we previously announced was at a 3% discount, so 97%. The increase in our allowance for credit loss that we are talking about today reflects an increase of really primarily related to the unguaranteed balances going forward. We're not anticipating adding additional ACL to the ACL for those remaining balances at the end of this year or in the future.
Ross Haberman
Rlh Investments, LLC
Ok. Thank you very much.
Scott J. McKim
Executive VP & CFO
Thanks Ross.
Operator
[Operator Instructions] The next question comes from Julienne Cassarino at Sycamore Analytics.
Julienne Cassarino
Sycamore Analytics

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
Hi. Good morning. Yes, eventful quarter. You do what has to be done. So I applaud you on the definitive actions in the quarter. I was just wondering, are you still -- Tom, your background is in SBA loans. Are you still originating SBA loans, even though they're not this kind of 7(a) or there still - is SBA still going to be a big part of the business model moving forward?
Thomas G. Zernick
CEO & Director
Yes. We are, first of all, I'm certainly a commercial banker. I do have a lot of expertise in SBA, but we are actually exiting SBA. We will continue to originate up until our close with Banesco USA. Beyond the closing date, we will be a true community bank. And we will make Tampa Bay-based commercial C&I loans. We will continue to focus on some consumer lending, residential mortgage lending, all in Tampa Bay. And we will continue to offer a great deposit suite. We've enhanced our treasury management services significantly, and we'll continue to do all the right things as a real community bank now.
Julienne Cassarino
Sycamore Analytics
Okay. So SBA really is a complete exit. And can you talk about the treasury management product? You mentioned it started in February, I believe, of this year. So it really seems to have gained traction. Can you just describe the products or products and if you have any off-balance sheet deposits?
Robin L. Oliver
President, COO & Director
This is Robin, Julienne. We have always had treasury in our portfolio. But what we've tried to really do is beef up the software and the services that we have to make sure we are competitive in the marketplace. So for example, towards the end of last year, we added lockbox services, which we did not have before, which if we're going to serve health care industry or the homeowners associations that we've talked about, that was something that they demand. In addition, earlier, I think what you're speaking about in February, we did roll out a new software product from Jack Henry -- Jack Henry Treasury. And it is -- we've always had Banno business for our business customers, but the new Jack Henry Treasury is really designed for more mid-market type businesses that want more complex permissions and functionality in order to serve that market. So it's not something that all of our customers would be on, but we've worked to transition some of our larger business clients to that platform, and now we can offer that as we work to enhance and improve our business services.
So a little over 2 years ago, we had one treasury officer to give you an idea. And we have now beefed our team up to really 4 folks serving treasury, and we will likely continue to increase that in 2026 because we have onboarded a lot of new treasury customers this year and are seeing a lot of success in that space. So hopefully, that gives you a little flavor of what we're doing there.
Julienne Cassarino
Sycamore Analytics
Yes, sounds great. And there's no… you don't do sweep deposits?
Robin L. Oliver
President, COO & Director
No, we do not have any off-balance sheet activity. Sorry, I forgot to answer that part of your question.
Julienne Cassarino
Sycamore Analytics

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
Okay. I just wanted to make sure. And yes, it sounds really good. And I was just wondering about the loan portfolio review that was done in the third quarter that you were describing. What percent of total loans were reviewed in that?
Robin L. Oliver
President, COO & Director
We reviewed around $70 million of the portfolio, but it was from a third party. And then we also had another individual that we hired as a consultant that was reviewing a large number of units but smaller dollars because that has been where some of our credit concerns have been. So we were really -- it was a targeted review focused on specific criteria that might indicate that there was a credit weakness in that particular credit. So we've looked at different components of our data tape, our watch list loans, things of that nature to try to pinpoint those that could be problems that weren't recognized yet as needing a downgrade and to just make sure that we had our arms around the entire portfolio and that any problem loan possible was identified clearly here by the end of Q3. So a bit of a targeted review there.
Julienne Cassarino
Sycamore Analytics
So is it fair to say $70 million loans were reviewed by a third party, external third party and the rest of all the loans were internally reviewed by a new hire, it sounds like. Is that?
Robin L. Oliver
President, COO & Director
Well, yes, a contractor, but not all other loans, right? But we focus on our SBA watch list loans, our conventional commercial watch list loans, our smaller Bolt and Flash Cap loans that have had prior express modifications and might still be having some struggle, things of that nature. So we probably hit about 8% to 10% of the total portfolio, but focused in a targeted way.
Julienne Cassarino
Sycamore Analytics
Okay. So 8% to 10% Okay. Okay. And then is the Board getting paid now? I remember last quarter, you said the Board had halted their compensation. Has that changed?
Robin L. Oliver
President, COO & Director
No, that has not changed.
Julienne Cassarino
Sycamore Analytics
Okay. So the Board is still not being paid and the repurchases have been halted and now all of this news is out, I'm guessing nobody insiders are not restricted, right, from buying if they want.
Scott J. McKim
Executive VP & CFO
Yes, I'll take that one, Julienne. It is -- I'll answer it this way. These are some pretty substantial changes, and this is something that really has kept insiders out of the market. As far as when that window is back up for us, that's to be determined. I wouldn't expect to see anybody jumping in today by any measure, but we'll take that one day at a time going forward.
Julienne Cassarino

BayFirst Financial Corp.
Third Quarter 2025 Earnings Call
Sycamore Analytics
So currently, insiders are under -- currently, insiders continue to be under a lockup, but...
Scott J. McKim
Executive VP & CFO
Well, we typically wait until 2 full trading days after we release earnings before we open that window.
Julienne Cassarino
Sycamore Analytics
Right. But now there's no reason to not be under lockup, right? Because there's, it's all out, right? There's nothing else really pending, right?
Scott J. McKim
Executive VP & CFO
Yes. I appreciate the question, Julienne. I'm not going to go into additional details.
Julienne Cassarino
Sycamore Analytics
Sure. Okay great well thank you so much. I Appreciate it.
Operator
The next question comes from [Fred Earl at GTF Capital Management.]
Unknown Analyst
Good morning and happy Halloween. My question is why is the best decision anything other than to go to the Home Depot and get one of those signs that goes in the windshield for sale call now?
Scott McKim
Executive VP & CFO
I'm not exactly following your question. Okay. Looks like he hung up Joanna. Is there anyone else in the queue?
Operator
Thank you. There are no further questions in the queue. So that does indeed conclude today's conference call. We do thank everyone for participating. And at this time, you may disconnect your lines. Thank you.